EXHIBIT 10.61

As of January 9, 2003

TO:    Purchasers of Units (each a “Lender” and collectively the “Lenders”) consisting of $6,885,000 principal amount of 15% Senior Secured Notes of World Wireless Communications, Inc. (the “Company”).

Re:    Amendment of Agreements

Gentlemen:

Reference is made to the Loan Agreement between the Lenders and the Company dated as of May 17, 2001, as amended on August 7, 2001, effective as of May 17, 2001 (the “Agreement”), including each note issued pursuant thereto (individually a “Note” and collectively the “Notes”), each warrant issued pursuant thereto (individually a “Warrant” and collectively the “Warrants”) and the Amended and Restated Pledge/Security Agreement related thereto.

For good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged by the Lenders, and as an additional inducement for the Company to continue its offering of units of its Additional 2002 Notes and detachable warrants pursuant to the Confidential Private Placement Memorandum covering such offering, the Company and each Lender agree as follows:

1.	Each Note shall be amended to change the maturity date now appearing in Section 1 thereof from December 31, 2002 to “July 1, 2003” with the same force and effect as if originally set forth therein, effective as of December 31, 2002.

2.	Each Note shall be amended to change the amount now appearing in Section 3(ii) thereof to “$6,885,000” with the same force and effect as if originally set forth therein, effective as of January 9, 2003.

3.	Each Note shall be amended to change the date now appearing in Section 13(d) from December 31, 2002 to “December 31, 2003” with the same force and effect as if originally set forth therein, effective as of January 9, 2003.

4.	Each Warrant shall be amended to change the date now appearing appearing in Section 5.4 from December 31, 2002 to “December 31, 2003” with the same force and effect as if originally set forth therein, effective as of January 9, 2003. Warrant T-9 issued to Capital Research Ltd. shall be amended identically as provided in Exhibit A attached hereto.

5.	Section 1.1(a) of the Loan Agreement shall be amended to read as follows, effective as of December 31, 2002:

“(a) Simultaneously with the execution and the delivery of this Agreement, Lancer Offshore, Inc. agrees to lend to Borrower the aggregate sum of $2,250,000, of which (i) the sum of $1,125,000 shall be paid to Borrower upon the execution and the delivery of this Agreement and (ii) the sum of $1,125,000 shall be paid to Borrower on July 15, 2001, provided that Borrower has raised the sum of $2,000,000 in equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore Inc., Lancer Partners, L.P., and The Orbiter Fund Ltd. (such loan, together with any other amounts loaned pursuant to this Agreement by any Lender from time to time, including that specified in Section 1.1 (b) hereof, with the consent of the parties hereto, up to a total sum of $6,885,000, shall be referred to collectively as the “Loan”). The Loan shall be used solely by Borrower in the operation of its business as determined by the President of Borrower, subject to supervision thereof by Board of Directors of Borrower. As of April 25, 2002, Lancer Offshore, Inc. loaned the Borrower the principal amount of $4,335,000 and, as of January 9, 2003, will have loaned Borrower the principal amount of $5,685,000. The Loan shall be repaid on July 1, 2003 unless it is mandatorily converted into shares of Borrower’s Common Stock on or before that date as provided in Section 1.5 hereof.”

6.	Section 1.1(b) of the Loan Agreement shall be amended to read as follows, effective as of December 31, 2002:

“(b) On August 7, 2001 Lancer Partners L.P. agrees to lend to Borrower the aggregate sum of $875,000, of which (i) the sum of $350,000 shall be paid to Borrower on August 7, 2001 and (ii) the sums of $275,000 shall be paid to Borrower on or about September 15, 2001, (but no later than September 20, 2001), and $250,000 on or about October 15, 2001 (but no later than October 20, 2001), or such other amount mutually agreed to by the parties hereto, provided that Borrower has raised the sum of $1,500,000 in equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore Inc., Lancer Partners, L.P., and The Orbiter Fund Ltd, on or before October 15, 2001 The Loan shall be used solely by Borrower in the operation of its business as determined by the President of Borrower, subject to supervision thereof by the Board of Directors of Borrower. The initial $350,000 principal amount of the Loan shall be repaid on July 1, 2003, and the subsequent tranches of $275,000 and $250,000, or additional amounts, of the Loan if and when made shall be repaid on July 1, 2003, unless such amounts are mandatorily converted into shares of Borrower’s Common Stock on or before that date as provided in Section 1.5 hereof. As of December 31, 2002, Lancer Partners L.P. loaned the Borrower the principal amount of $1,200,000.”

7.	Section 1.5 of the Loan Agreement shall be amended to read as follows, effective as of January 9, 2003:

“(a) Notwithstanding anything contained in this Agreement to the contrary, the Loan shall be mandatorily converted into shares of the Common Stock of Borrower at the rate of one share per each $0.05 principal amount of debt, including interest (subject to adjustment for stock dividends, stock splits and reverse stock splits, if any) immediately upon (i) the approval of such conversion by Borrower’s shareholders at a meeting of shareholders held for such purpose (among other purposes) and (ii) Borrower’s receipt of $6,885,000 in equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or before July 1, 2003.”

In consideration of the foregoing, each Lender unconditionally acknowledges that the Company is not in default under the Loan Agreement, any of the Notes or any other agreement which is a part of the Loan Agreement and that the extension of the maturity date of the Notes has been granted without the payment of cash, stock, warrants or similar form of consideration by the Company.

Except as amended as set forth herein, the Agreement, including, without limitation, the Amended and Restated Pledge/Security Agreement, shall continue in full force and effect in accordance with its terms.

If this letter accurately sets forth our understanding, please sign your name below and return your signed original to us immediately.

Very truly yours, WORLD WIRELESS COMMUNICATIONS, INC.

		By:	/s/ David D. Singer
David D. Singer, President

LANCER PARTNERS L.P.		LANCER OFFSHORE, INC.

By:	/s/ Michael Lauer	By:	/s/ Michael Lauer
	Michael Lauer, Manager		Michael Lauer, Manager

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